UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2019 (July 18, 2019)

CAPSTONE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207100	30-0867167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yun Gu Hui, First Floor South Building No.7 Tongren West Street, Xuanwu District Nanjing, Jiangsu Province, PRC 210008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code + (86) 400-886-9610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On February 18, 2019, the Company entered into a Security Token Listing Agreement with MAS Capital Universal Exchange Inc., a British West Indies corporation (“MASEx”), for a primary listing of the Company’s equity security tokens on the MASEx security token exchange. In order to do so, the Company plans to re-organize its corporate structure, with a foreign parent or affiliate company, to issue equity security token for listing on MASEx. The Company intends to immediately file a Form 15 (Certification and Notice of Termination From Registration) to terminate its reporting requirements under the US federal securities laws.

In addition, if the Company’s parent or affiliate is successful in listing its equity security tokens on MASEx, the Company may file financial reports on MASEx website at http://www.MASEx.io. However, there is no assurance that the Company’s parent or affiliate equity security tokens will be listed on MASEx or publish any financial reports in the future.

The description of the Security Token Listing Agreement (Exhibit 10.12) is not complete, and is qualified in their entirety by reference to the agreement which is filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.12Security Token Listing Agreement dated February 18, 2019 with MAS Capital Universal Exchange Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE SYSTEMS INC.

(Registrant)

/s/ Xiuping Fang

Xiuping Fang

Chief Executive Officer

Date: July 22, 2019